Exhibit 99.1

Investor Relations Contact:
John Lawlor, Cognos
613-738-3503
john.lawlor@cognos.com

Media Relations Contact:
Sean Reid, Cognos
613-738-1440 Ext. 3260
sean.reid@cognos.com

Cognos® Reports Record Third Quarter Revenue and Earnings

Market-Leading Products, Strong Execution, Drive 26 Percent License Revenue Growth

Ottawa, ON and Burlington MA, December 21, 2004 – Cognos Incorporated (Nasdaq: COGN; TSX: CSN – all figures in U.S. dollars), the world leader in business intelligence (BI) and Corporate Performance Management (CPM) solutions, today announced record results for its third quarter of fiscal year 2005, ended November 30, 2004.

Revenue for the third quarter was $210.4 million, an increase of 22 percent compared to $172.2 million for the same period of last fiscal year. License revenue in the quarter was $91.6 million, an increase of 26 percent compared to $72.6 million in the third quarter of last fiscal year. Net income in the quarter was $34.5 million or $0.37 per diluted share, an increase of 42 percent from $24.2 million or $0.26 per diluted share for the same period of last fiscal year.

Revenue for the first nine months of this fiscal year was $569.2 million, an increase of 18 percent compared with $481.0 million for the same period last fiscal year. Net income for the nine-month period was $82.3 million or $0.89 per diluted share, an increase of 50 percent from $54.8 million or $0.60 per diluted share for the same period of last fiscal year.

“Cognos delivered another outstanding quarter,” said Cognos President and Chief Executive Officer Rob Ashe. “The results were strong across the board and reflect solid execution by the Cognos team, excellent momentum with our market-leading products, and the strength of our competitive position.”

Highlights of the Quarter

•	Continued strong momentum for Cognos ReportNetTM, with year-to-date ReportNet license revenue of $99.1 million

•	Major ReportNet customer wins in the third quarter included Barclays Bank, Cambridge University, Novartis, SNECMA Moteurs, U.S Army andU.S. Strategic Command

•	License revenue growth of 26 percent; 45 percent license revenue growth in the Americas

•	15 contracts greater than $1 million – an all-time high for the Company – across a broad spectrum of industry verticals, as represented by Boeing, DaimlerChrysler, Dominion Resources, ISKV, Staples, and Tyson Foods

•	127 contracts greater than $200,000, and 709 contracts greater than $50,000, increases of 34 percent and 24 percent, respectively, compared to the same period of last fiscal year

•	Continued operating margin expansion to 19.9 percent, from 17.9 percent for the same period last fiscal year

•	Completed the acquisition of Frango AB, strengthening Cognos' financial applications solutions and overall CPM position

Cognos’ balance sheet remains strong. Operating cash flow in the quarter was $38.3 million. The Company exited the third quarter with $439.4 million in cash, cash equivalents, and short-term investments.

“Cognos ReportNet continues to excel, driving our success in competitive engagements, and securing its position as the industry’s leading enterprise reporting solution,” continued Mr. Ashe. “Enterprise Planning (EP) also delivered robust performance, contributing to EP’s year-to-date license revenue growth of 40 percent. It forms a powerful combination with our Enterprise Business Intelligence Series as a winning CPM solution.

“I remain very confident about our business. With the steady advancement of BI as a strategic asset and the growing momentum for CPM, and with product leadership in both these areas, we are well positioned for future growth.”

Business Outlook

Management offers the following outlook for the fourth quarter of fiscal year 2005, ending February 28, 2005:

•	Revenue is expected to be in the range of $235 million to $240 million;

•	Diluted earnings per share are expected to be in the range of $0.44 to $0.47.

Management offers the following outlook for the full fiscal year 2005:

•	Revenue is expected to be in the range of $804 million to $809 million;

•	Diluted earnings per share are expected to be in the range of $1.33 to $1.36.

Cognos management will host a Webcast and conference call to present results for the third quarter of fiscal year 2005 at 5:15 p.m. Eastern Time, today, December 21, 2004. The conference call may be accessed at 416-640-1907. The Webcast and archive may be accessed at http://www.cognos.com/company/investor/events/fy05q3/index.html. A replay of the conference call may be accessed at 416-640-1917 until January 4, 2005. The pass code for the replay is 21102952#.

Safe Harbor for Forward-looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

This press release contains forward-looking statements relating to, among other things, the Company’s expectations concerning the momentum and positioning of our products, including Cognos ReportNet, Enterprise Planning, our Enterprise Business Intelligence Series, and our financial application solutions; the advancement of BI as a strategic asset; our competitive position, including with respect to CPM; and future growth and business outlook, including with respect to revenue and earnings.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: the Company’s ability to maintain revenue growth or to anticipate a decline in revenue from any of its products or services; the Company’s ability to develop and introduce new products and enhancements that respond to customer requirements and rapid technological change; new product introductions and enhancements by competitors; the Company’s ability to compete in an intensely competitive market; continued BI market consolidation; the Company’s ability to select and implement appropriate business models and strategies; fluctuations in its quarterly and annual operating results; currency fluctuations; tax rate fluctuations; the impact of global economic conditions on the Company’s business; unauthorized use of the Company’s intellectual property; claims by third parties that the Company’s software infringes their intellectual property; the risks inherent in international operations, such as currency exchange rate fluctuations; the Company’s ability to identify, hire, train, motivate, and retain highly qualified management and other key personnel; the Company’s ability to identify, pursue, and complete acquisitions with desired business results; a continuing increase in the number of larger customer transactions; the Company’s ability to efficiently integrate Frango and the ease in which Frango can be integrated; the existence of regulatory barriers to integration; and the Company’s ability to retain Frango personnel; as well as the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Cognos may provide pro forma or non-GAAP measures as defined by SEC Regulation G to provide greater comparability regarding Cognos’ ongoing operating performance. If discussed, these measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States (“U.S. GAAP”). These pro forma measures are unlikely to be comparable to pro forma information provided by other issuers. In accordance with SEC Regulation G, if such pro forma or non-GAAP measures are provided, a reconciliation of the Cognos U.S. GAAP information to the pro forma information will be provided in a table attached. This press release, a replay of the Webcast, slides used in the Webcast and any non-GAAP financial measures that may be discussed on the Webcast (as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between the GAAP and non-GAAP financial measures) will be available on the investor relations page of our web site at http://www.cognos.com.

About Cognos

Cognos, the world leader in business intelligence and corporate performance management, delivers software that helps companies drive, monitor and understand corporate performance.

Cognos delivers the next level of competitive advantage – Corporate Performance Management (CPM) – achieved through the strategic application of BI on an enterprise scale. Our integrated CPM solution helps customers drive performance through planning; monitor performance through scorecarding; and understand performance through business intelligence.

Cognos serves more than 23,000 customers in over 135 countries. Cognos enterprise business intelligence solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

Cognos, the Cognos logo, and ReportNet are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Note to Editors: Copies of previous Cognos press releases and Corporate and product information are available on the Cognos Web site at http://www.cognos.com, and at PR Newswire’s site at http://www.prnewswire.com.

SUPPLEMENTARY INFORMATION (unaudited):

	FY2004		FY2005

	Q3	Q4	Q1	Q2	Q3

Revenue Statistics ($000s)
Total License	72,551	93,542	66,070	75,362	91,580
Year-Over-Year Revenue Growth Statistics
Total License	17%	18%	14%	21%	26%
Geographic Distribution
Total Revenue ($000s)
Americas	96,079	114,564	104,831	110,240	121,503
Europe	58,838	74,701	54,989	57,952	69,308
Asia/Pacific	17,310	12,881	13,799	17,028	19,555
% of Total
Americas	56%	57%	60%	60%	58%
Europe	34%	37%	32%	31%	33%
Asia/Pacific	10%	6%	8%	9%	9%
Year-Over-Year Revenue Growth – Total
Americas	14%	20%	16%	15%	26%
Europe	34%	32%	17%	22%	18%
Asia/Pacific	67%	10%	3%	17%	13%
Pro Forma Year-Over-Year Revenue Growth – In Local Currency
Americas	12%	17%	15%	14%	25%
Europe	16%	14%	7%	11%	7%
Asia/Pacific	42%	-8%	-9%	10%	7%
Pro Forma Year-Over-Year Revenue Growth – Due to Foreign Currency
Americas	2%	3%	1%	1%	1%
Europe	18%	18%	10%	11%	11%
Asia/Pacific	25%	18%	12%	7%	6%
New vs Existing License Revenue – % of Total
New	33%	31%	31%	38%	32%
Existing	67%	69%	69%	62%	68%
Channel – License Revenue – % of Total
Direct	70%	80%	73%	73%	74%
Third Party	30%	20%	27%	27%	26%
Other Statistics
Cash, cash equivalents, and short-term investments ($000s)	320,895	388,241	416,362	440,410	439,367
Days sales outstanding	62	68	55	56	61
Total employees	3,001	2,966	3,027	3,062	3,346

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME

(US$000s except share amounts, U.S. GAAP)
(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2004	2003	2004	2003

Revenue
Product license	$ 91,580	$ 72,551	$233,012	$192,586
Product support	81,031	68,676	231,974	198,965
Services	37,755	31,000	104,219	89,420

Total revenue	210,366	172,227	569,205	480,971

Cost of revenue
Cost of product license	578	1,121	1,745	3,338
Cost of product support	8,508	7,051	22,757	20,793
Cost of services	28,574	22,924	81,506	65,286

Total cost of revenue	37,660	31,096	106,008	89,417

Gross margin	172,706	141,131	463,197	391,554

Operating expenses
Selling, general, and administrative	102,206	85,959	282,945	247,692
Research and development	26,987	22,265	76,694	67,273
Amortization of intangible assets	1,672	2,116	4,413	6,212

Total operating expenses	130,865	110,340	364,052	321,177

Operating income	41,841	30,791	99,145	70,377
Interest expense	(22)	(552)	(101)	(877)
Interest income	1,909	975	5,094	3,562

Income before taxes	43,728	31,214	104,138	73,062
Income tax provision	9,183	6,966	21,869	18,265

Net income	$ 34,545	$ 24,248	$ 82,269	$ 54,797

Net income per share
Basic	$0.38	$0.27	$0.91	$0.61

Diluted	$0.37	$0.26	$0.89	$0.60

Weighted average number of shares (000s)
Basic	90,621	89,692	90,364	89,133

Diluted	93,235	92,614	92,925	91,779

COGNOS INCORPORATED
CONSOLIDATED BALANCE SHEETS

(US$000s, U.S. GAAP)

	November 30, 2004	February 29, 2004

Assets	(Unaudited)
Current assets
Cash and cash equivalents	$313,937	$224,830
Short-term investments	125,430	163,411
Accounts receivable	142,763	152,859
Prepaid expenses and other current assets	14,832	16,668
Deferred tax assets	1,656	2,445

	598,618	560,213
Fixed assets	73,622	71,292
Intangible assets	28,846	23,643
Goodwill	222,883	172,323

	$923,969	$827,471

Liabilities
Current liabilities
Accounts payable	$ 33,415	$ 30,698
Accrued charges	30,524	25,483
Salaries, commissions, and related items	68,576	59,903
Income taxes payable	13,809	5,875
Deferred revenue	153,137	178,752

	299,461	300,711
Deferred income taxes	23,357	18,098

	322,818	318,809

Stockholders’ Equity
Capital stock
Common shares and additional paid-in capital (November 30, 2004 – 90,825,717; February 29, 2004 – 89,902,895)	237,540	206,499
Treasury shares (November 30, 2004 – 46,375; February 29, 2004 – 43,500)	(1,199)	(1,065)
Deferred stock-based compensation	(496)	(730)
Retained earnings	361,707	305,399
Accumulated other comprehensive income (loss)	3,599	(1,441)

	601,151	508,662

	$923,969	$827,471

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS

(US$000s, U.S. GAAP)
(Unaudited)

	Three months ended November 30,		Nine months ended November 30,

	2004	2003	2004	2003

Cash flows from operating activities
Net income	$ 34,545	$ 24,248	$ 82,269	$ 54,797
Non-cash items
Depreciation and amortization	7,658	7,252	20,660	21,718
Amortization of deferred stock-based compensation	109	215	514	605
Amortization of other deferred compensation	--	44	7	168
Deferred income taxes	(1,329)	1,227	972	5,280
Loss on disposal of fixed assets	89	76	213	539

	41,072	33,062	104,635	83,107
Change in non-cash working capital
Decrease (increase) in accounts receivable	(14,405)	(5,716)	22,056	26,181
Decrease (increase) in prepaid expenses and other current assets	3,980	2,327	4,151	(1,533)
Increase (decrease) in accounts payable	3,864	837	(3,121)	(9,941)
Decrease in accrued charges	(2,346)	(4,610)	(4,243)	(11,682)
Increase (decrease) in salaries, commissions, and related items	8,580	6,647	1,305	(7,141)
Increase in income taxes payable	7,630	3,967	7,586	5,126
Decrease in deferred revenue	(10,051)	(7,314)	(31,542)	(22,665)

Net cash provided by operating activities	38,324	29,200	100,827	61,452

Cash flows from investing activities
Maturity of short-term investments	75,897	88,663	320,571	205,473
Purchase of short-term investments	(125,460)	(144,406)	(282,421)	(277,445)
Additions to fixed assets	(4,261)	(5,784)	(11,971)	(17,282)
Additions to intangible assets	(242)	(381)	(771)	(1,067)
Acquisition costs, net of cash and cash equivalents	(49,706)	(254)	(49,706)	(484)

Net cash used in investing activities	(103,772)	(62,162)	(24,298)	(90,805)

Cash flows from financing activities
Issue of common shares	13,548	8,896	32,820	27,005
Purchase of treasury shares	--	--	(335)	(564)
Repurchase of shares	(7,965)	--	(27,820)	--
Decrease in long-term debt and long-term liabilities	--	--	--	(1,697)

Net cash provided by financing activities	5,583	8,896	4,665	24,744

Effect of exchange rate changes on cash	9,020	4,111	7,913	8,248

Net increase (decrease) in cash and cash equivalents	(50,845)	(19,955)	89,107	3,639
Cash and cash equivalents, beginning of period	364,782	186,182	224,830	162,588

Cash and cash equivalents, end of period	313,937	166,227	313,937	166,227
Short-term investments, end of period	125,430	154,668	125,430	154,668

Cash, cash equivalents, and short-term investments, end of period	$439,367	$320,895	$439,367	$320,895